UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Iridium 2014 Executive Performance Bonus Plan

On March 31, 2014, the Performance Sub-Committee of the Compensation Committee of the Board of Directors (the “Sub-Committee”) of Iridium Communications Inc. (the “Company”) approved the terms of the Company’s 2014 Executive Performance Bonus Plan (the “Iridium Bonus Plan”), operating under and as part of the Company’s 2012 Equity Incentive Plan.

Executives of the Company or an affiliate who are (i) employed during the 2014 calendar year (the “Performance Period”), (ii) at the level of Executive Vice President or above and subject to Section 16 of the Securities Exchange Act of 1934, and (iii) regular employees of the Company or an affiliate through the date the bonus is paid are eligible to participate in the Iridium Bonus Plan. Pursuant to the Iridium Bonus Plan, each participant is eligible to receive an incentive bonus (the “Bonus Award”) calculated in part by reference to a “Target Bonus Award” determined for such participant by the Compensation Committee of the Board of Directors or the Sub-Committee (which we refer to together as the “Committee”). The Target Bonus Award is calculated by multiplying the participant’s base salary earned during the Performance Period by a Committee-approved Target Bonus Percentage.

On March 31, 2014, the Committee established the Target Bonus Percentage (expressed as a percentage of earned base salary) under the Iridium Bonus Plan for each of the Company’s principal executive officer, principal financial officer and other named executive officers as set forth in the table below.

Officer	Title	Target Bonus Percentage
Matthew J. Desch	Chief Executive Officer	90%
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer	75%
S. Scott Smith	Chief Operating Officer	75%
Thomas D. Hickey	Chief Legal Officer	60%
Bryan J. Hartin	Executive Vice President, Sales and Marketing	60%

The actual bonus award will be calculated by multiplying the Target Bonus Award by a corporate performance factor determined by the Committee, which can range from 0% to 200% based on the achievement of the following corporate performance goals: (i) OEBITDA (as defined below); (ii) non-GAAP revenue (as defined below); (iii) specified strategic goals; and (iv) net subscriber additions for two of the Company’s product lines. The resulting amount may then be reduced but not increased by the Committee based on a personal performance factor ranging from 0% to 100%. For all participants other than Mr. Desch, an amount equal to 25% of the Target Bonus Award will be paid in the form of restricted stock units that will vest and be delivered upon determination that an actual award of at least 25% of the Target Bonus Award has been earned (or, if less than 25% has been earned, the restricted stock units will vest as to the amount of the actual award). For such participants, amounts in excess of 25% of the Target Bonus Award will be paid in cash. For Mr. Desch, 100% of the Bonus Award will be paid in the form of such restricted stock units.

“OEBITDA” is defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, and the impact of purchase accounting. “Non-GAAP revenue” is the GAAP total revenue adjusted to exclude the impact of purchase accounting.

Any amounts paid under the Iridium Bonus Plan are subject to recoupment from participants in accordance with any clawback policy that the Company is required to adopt pursuant to applicable laws.

The description of the Iridium Bonus Plan contained herein is a summary of the material terms of the Iridium Bonus Plan, does not purport to be complete, and is qualified in its entirety by reference to the Iridium Bonus Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: April 4, 2014	By:	/s/ Thomas J. Fitzpatrick
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer and Chief Administrative Officer